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                                                             EXHIBIT EX99(P)(14)


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POLICIES AND                 GE Asset                     Legal Operation                     Number
PROCEDURES         g         Management                                                        10.4J
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Code of Ethics:         INSIDER TRADING AND        Issued by: Executive Vice President, General Counsel & Secretary
                                                 ------------------------------------------------------------------------------
                   SECURITIES TRANSACTIONS         Effective Date: June 1, 2000
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I.       I.       NEED FOR POLICY
                  ---------------

GE Asset Management (GEAM) is committed to ensuring compliance with all laws and General Electric Company (GE or the Company) Policy 20.13, Insider Trading and Stock Tipping. In addition, as a registered investment adviser, GEAM and its employees have additional ethical and legal obligations which must be fulfilled in order to maintain the confidence and trust of our clients and to protect the assets entrusted to us.

The purpose of this Policy is to state the Company's requirement that all employees comply fully with the laws prohibiting insider trading and tipping, and to set forth additional requirements and guidelines relating to employee's personal securities transactions. This Policy is designed to avoid even the appearance of impropriety, but is not, however, intended to set legal standards or to result in the imposition of criminal liability, or civil liability to third parties, that would not otherwise exist in the absence of the Policy.

II.      II.      PENALTIES FOR VIOLATION
                  -----------------------

Disciplinary action, up to and including discharge, may be taken against employees who violate this Policy. Violation of the laws prohibiting insider trading and tipping could both damage GEAM's reputation and subject the Company, as a "controlling person" under applicable securities laws, to significant civil liability and fines. Additionally, employees violating the laws could face individual criminal penalties.

III.     INSIDER TRADING, TIPPING AND CONFIDENTIAL INFORMATION
         -----------------------------------------------------

It is the policy of GEAM that employees:

 .    Must not buy, sell or recommend or suggest that anyone else buy, sell, or retain, the securities of any company (including GE) while in possession of inside information regarding such company. This prohibition on insider trading applies not only to your personal transactions, but also bars trading for client accounts when in possession of insider information.

 .    Must not disclose inside information to anyone, inside or outside GEAM
     (including family members), except to those who have a need to know such information in order for GEAM to carry on its business properly and effectively. Also, any permitted disclosure may only be made under circumstances which make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient.

 .    Must use GEAM's confidential information solely for legitimate Company purposes and must not improperly disclose such information.

 .    Must use and protect all confidential information received from others strictly in accordance with the terms of the express or implied agreement or understanding under which the

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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     information was received and with at least the same degree of care that would be applied to comparable GEAM confidential information.

 .    If an employee believes that they have come into possession of inside information, it is recommended that they promptly discuss this information with GEAM's General Counsel or another member of the GEAM Legal Operation. It will be the responsibility of the Legal Operation to safeguard the confidentiality of this information and determine any appropriate action, such as restricting trading in effected securities, which needs to be taken.

III.     IV.      REQUIREMENTS FOR EMPLOYEES' SECURITIES TRANSACTIONS
                  ---------------------------------------------------

GEAM employees are permitted to invest for their own account, provided that such investment activity must always comply with applicable laws and regulations, and must be carried out in a manner consistent with GEAM's policy. In addition, personal securities transactions must avoid even the appearance of conflict of interest. The procedures and guidelines which follow set forth reporting obligations and additional rules of conduct which must be adhered to by GEAM's employees working in GEAM's office facilities and any other persons who may be determined by the management of GEAM to have potential access to current portfolio trading information (i.e., knowledge of a purchase or sale of a security within 15 days following its occurrence and/or knowledge of an intent to make a purchase or sale of a security within 15 days prior to its occurrence).

Pre-clearance and reporting of personal securities transactions and other rules under this policy do not relieve employees from responsibility for compliance with the proscriptions against insider trading and tipping set forth above.

All requirements of this policy pertain to each employee's transactions AND transactions of associated accounts ( Section IV (B) ).

IV. (A) REPORTING REQUIREMENTS AND USE OF CENTRALIZED BROKER All employees (or other persons subject to this Policy), within 10 days of becoming employees (or otherwise subject to this Policy), must provide the Compliance Department with a report or statement of (i) all holdings (including title of security, number of shares and principal amount) in which they had any direct or indirect beneficial ownership when they became employees (or otherwise subject to this Policy), and (ii) the names of any broker, dealer or bank with whom they maintained an account in which any securities were held for their direct or indirect benefit as of the date they became employees (or otherwise subject to this Policy).

2. All employees are required to use one of the centralized brokers designated by GEAM. This requirement also applies to Associated Accounts. An employee may request an exemption from this rule from the Compliance Department if special circumstances exist. All employees must authorize the centralized broker to provide duplicate confirmations and monthly statements to the Compliance Officer.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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3.       Duplicate confirmations and monthly statements are required for exempt accounts, which are to be mailed directly to the Compliance Officer by the broker.

4. Duplicate confirmations and monthly statements are required for all other investment accounts not held with the centralized broker, including dividend reinvestment plans (DRIP's), and "blind" managed accounts.

5. Unaffiliated open-end mutual funds shares are exempt from pre-clearance and reporting.



(B)      TRADING AND PRE-CLEARANCE REQUIREMENTS
              (Summary Guidelines and Checklist A attached)

1. All employees must receive pre-clearance from the GEAM Trading Room prior to engaging in a transaction involving any publicly traded equity security (or any options or futures relating to such a security). Pre-clearance must be obtained by receiving an approval log number and may be obtained by e-mail. If clearance is not given, the employee must NOT proceed with the transaction. The fact that clearance is denied should be considered confidential information and must not be disclosed.

2. All GEAM Employees are prohibited from investing in non-public securities without the prior approval of the EVP of Private Equities. Private Equities employees must receive pre-clearance from the EVP of Private Equities prior to engaging in any transaction in a publicly traded security in GEAM's Private Equities Portfolio or a security being considered as an addition to the Private Equities Portfolio, in addition to pre-clearance with the Trading Room.

3. Transactions in fixed income securities must be cleared by an appropriate department portfolio manager (i.e. Taxable, Tax-Exempt) prior to engaging in a transaction. A pre-clearance log number may be obtained in person or by calling the department. If clearance is not given, the employee must NOT proceed with the transaction. The fact that clearance is denied should be considered confidential information and must not be disclosed.

4. Employees must provide the ticker, security name, and type of order (market, limit, buy/sell) to the Trading Room and Clearing Managers. Clearance will not be granted if there is a pending buy or sell order for a managed account.

5. Transactions not effected the day clearance is granted must be re-cleared. Clearance expires at 9:00 AM the next business day after clearance is granted.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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6.       All transactions for the employee, his/her spouse, minor child, other household members, accounts subject to your discretion and control
         (e.g. custodial and trust accounts), other accounts in which you have a beneficial interest and ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs, associated accounts) must be pre-cleared in accordance with this policy.

7. Employees are prohibited from participation in initial public offerings (IPO's). Any purchases of new issues are allowed only in the secondary markets.

8. Any employee directly participating in the decision or recommendation to buy, sell, or retain a particular security must disclose to the appropriate Executive Vice President any direct or indirect personal ownership of the security or any affiliation (including any directorships) with the issuer which is the subject of the decision or recommendation.

9. No analyst or portfolio manager may buy or sell a security for his/her own account within 7 calendar days before or after all transactions for his/her assigned accounts have been completed for that security. The client's interests must always take precedence even if it requires the employee to delay taking action and suffer financial loss.

10. Portfolio managers are required to notify their managers in advance of any personal transactions in excess of $25,000 in any registered investment company or investment trust over which they have discretionary trading authority. Mangers will maintain a written record of such notification.

11. Orders placed with the Trading Room should be treated with the highest degree of confidentially. Such orders should not be discussed with anyone until they have been filled.

12. All information received by an employee as a result of the employee's employment with GEAM is received in trust for GEAM's clients. Subject to the restriction on insider trading and tipping, and any requirements to keep such information confidential, it is the obligation of the employee to make such information known to other analysts and portfolio managers whose accounts might be interested in such information and not to misappropriate such information for the employee's own financial benefit.

13. Particular attention should be paid to transactions in thinly traded issues where even small transactions for an employee's account might affect the market. A similar concern attaches to trading in derivative securities (options, futures, convertible bonds, etc.) where only a small movement in a security's price may be significant due to leverage.

14. In order to avoid the appearance of opportunistic trading in front of transactions for GEAM accounts, employees should seek to avoid day-trades and should be prepared to hold investments for a significant interval. Employees shall not profit from the purchase and sale of the same (or equivalent) securities within 60 calendar days.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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15.      No employee may solicit or accept any offer made by any person if as a result the employee would be able to purchase or sell any security at a price or under conditions more favorable than those offered to GEAM's clients.

16. Employees are prohibited from selling any security short, except that short sales may be made "against the box" (the individual already owns the stock) for tax or hedging purposes with the approval of the appropriate Executive Vice President.

17. Although GEAM employees may conduct trading for their own account within the limits of the Policy, trading during working hours should be limited. Extensive trading that my affect on the job performance may be considered a violation of this policy and GEAM reserves the right to restrict trading in such circumstances. In addition, GEAM reserves the right to prohibit employees from trading in certain securities or markets.

V.       (C) TRANSACTIONS EXEMPT FROM PRE-CLEARANCE

The following transactions are not subject to the pre-clearance procedures:

 .      All open-end mutual fund shares

 .      Direct obligations of the U.S. Government

 .      GE Interest Plus, CDs and Commercial Paper

 .      Dividend Re-Investment Programs

 .      "Blind" Managed Accounts

 .      GE S&S Program Transactions [401 (k) Plan]:
       Contributions:    Payroll deductions
                         Changes in contribution percentages
                         Changes in investment vehicle direction or percentages
     Investment vehicle switches (transfers)
     All Loan Activity
     All Withdrawals

VI.      V.       RESPONSIBILITY
                  --------------

1. The provisions of this Policy must be strictly observed by all employees. An employee's actions with respect to matters governed by this Policy are significant indications of the individual's judgement, ethics, and competence.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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2.       Any actions in violation of this Policy will constitute an important element in the evaluation of the employee for retention, assignment, and promotion.

3. Violations of this Policy will be grounds for appropriate disciplinary action. Disciplinary action may include disgorging of profits, liquidation of holdings, suspension of trading privileges, and discharge.

4. All Managers are required to take appropriate measures to ensure that their employees understand and comply with this Policy. Managers shall maintain educational programs, with the assistance of the Legal and Compliance Operations, to familiarize employees with laws and regulations governing insider trading or tipping, and the terms of the Policy statement.

5. All employees shall acknowledge in writing, when first assigned to GEAM and annually thereafter, their commitment to comply with this Policy.

6. The Legal Operation and Operational Risk and Compliance shall be responsible for the interpretation and enforcement of this Policy. Employees with questions concerning whether conduct is consistent with the mandates of this Policy shall consult the Legal Operation prior to engaging in such conduct. Employees who believe any other employee is engaged in conduct prohibited by this Policy, or that any other person or firm representing GEAM is engaged in such conduct, will promptly report such information to the appropriate level of management and the Legal Operation. The Legal Operation in consultation with Operational Risk and Compliance will promptly investigate the matter and take timely and appropriate action.

7. Upon request, employees shall submit copies of brokerage account statements, confirmations, and other related materials with respect to their personal and associated accounts to be used to audit compliance with these reporting and clearance procedures and with the proscriptions against insider trading and tipping set forth above.

VII.     VI.      DEFINITIONS
                  -----------

For purposes of this Policy:

 .    "Inside Information" means non-public information (i.e. information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security (e.g., stock; bond; option) including, for example, nonpublic information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier. Any non-public information may be inside information regardless or whether it is developed internally or obtained from others (e.g., the issuer, current or

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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     prospective customers, suppliers or business partners) and whether it relates to GE or any other company or entity. Information is still considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

 .    "Confidential Information" means any non-public information concerning
     GEAM's activities or developed by GEAM or received by GEAM under an express or implied agreement or understanding that the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by investors. Examples of confidential information include stocks recommended for purchase or sale for client accounts, details of financial transactions, and identity and terms of customer accounts.

 .    "Associated Account" - The provisions of this Policy apply to transactions in any personal account or "associated account". "Associated account" means securities and futures accounts of the employee's (i) spouse, (ii) minor children, (iii) other household members (iv) any other accounts subject to an employee's discretion or control (e.g. custodial and trust accounts, etc.), and (v) any other accounts in which the employee has a beneficial interest and a substantial ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs).

VII.     OMBUDSPERSON
         ------------

To report possible violations of laws, regulations, or Company policies, you may also write to the General Electric Corporate Ombudsperson at 3135 Easton Turnpike, Fairfield, CT 06431 or call 1-800-227-5003.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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                              GE ASSET MANAGEMENT
                          Personal Trading Guidelines

Who Needs to Comply:
 .    All GEAM employees and household members for all accounts they have discretion over (their own account and accounts they control for others)

What is Covered by Policy:
 .    All Stock, Bond, & Derivatives Transactions (excluding direct obligations
         -----  ----    -----------
     of the U.S. Gov't)

 .    GE Stock including options (other than GE Savings & Security)

What is not Covered by Policy 10.4:
 .    Any Mutual Funds (except portfolio manager transactions in the funds they manage)
 .    GE Savings & Security (i.e., switching, withdrawal & loans)
 .    Accounts in your name managed by others, in which you have no investment discretion ("Blind" managed accounts)

Requirements:
 .    Report all holdings and accounts within 10 days of employment
 .    Do not trade on "inside" information
 .    Pre-clear all transactions
 .    Use Centralized Brokers
 .    No IPO's
 .    Hold securities for 60 days

Special Requirement for:
Portfolio Manager (including analysts)
 .    Do not trade in same security within 7 days of personal & business portfolio
 .    Discuss and document personal transactions over $25,000 with your manager prior to executing in the mutual funds you manage

Private Equities Employees
 .    Additional pre-clearance required by EVP-Private Equities (Don Torey)
     ----------

                       This is meant as a summary only.
 Please refer to the complete policy 10.4 for further explanation of the Policy.
                              Any Questions call
                 Nora Machata (x-2080) or Alan Lewis (x-2313)

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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                          Personal Trading Checklist
                          --------------------------

                    Equity Trades                                           Taxable Bond Trades
                    -------------                                           -------------------
 .    Call or e-mail the equity trading room (203             .      Call Bob MacDougall (203-326-2387) to
     -326-2420) and ask for pre-clearance.  If they                 request pre-clearance.  If Bob is not
     do not grant pre-clearance, proceed no further.                available call Kathy Brooks (203-326-2388).
                                                                    If pre-clearance is not granted, proceed no
 .    If pre-clearance is granted a log number                       further.
     will be issued.                                         .      If pre-clearance is granted a log number
                                                                    will be issued.
 .    Execute the trade.
                                                             .      Execute the trade.
 .    Hold the security for a minimum of 60 days.
                                                             .      Hold the security for a minimum of 60 days.
 .    Do not trade the security in your GEAM
     portfolio within 7 days of your personal                .      Do not trade the security in your GEAM
     trade.*                                                        portfolio within 7 days of your personal trade.*

              Private Equities Personnel
              --------------------------
 .   Call Don Torey (203-326-4060) to request pre-clearance. If Don is not available call Mike Pastore (203-326-2312). If pre-clearance is not granted, proceed no further.

 .   If pre-clearance is granted a log number will be issued.

 .   Call or e-mail the trading room for an equity trade.

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         Code of Ethics:                Issued by: Executive Vice President, General Counsel & Secretary
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         INSIDER TRADING AND            --------------------------------------------------------------------------------------
         SECURITIES TRANSACTIONS         Effective Date: June 1, 2000                              Number 10.4
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           Mutual Funds, GE Savings & Security and "Blind" managed accounts do not require preclearance

             * Consult department head if changed circumstances make trade for GEAM portfolio appropriate in less than 7 days.

                                 Page 10 of 9
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                                Acknowledgement
                                ---------------

After carefully reading each of the following statements, please place your initials in the space provided to the left of each and sign below as evidence of your understanding and acknowledgement of the Key Asset Management Code of Ethics and its requirements.

______I have read and understand the Investment Adviser Code of Ethics Concerning Personal Securities Transactions (the "Code") as well as the procedural requirements thereunder as described in the document titled "Important: Code of Ethics Procedures Effective July 1st, 2000. I certify that I have complied with the Code and its procedural requirements and will continue to do so.

______I acknowledge my responsibility to contact my supervisor or a member of the Compliance Department regarding any portion of the Code or its related procedures that I do not completely understand.

______I understand that my association with Key Asset Management requires the Firm to monitor my personal securities activities including transactions in accounts where I maintain a beneficial ownership.

______I understand that I am solely responsible for complying with the Code and its requirements. I specifically acknowledge that failure on behalf of KAM personnel to detect any violation of the Code is not a tacit approval or ratification of the violation on behalf of the Firm.

______I understand that any violation of the Code may lead to sanctions, up to and including, monetary assessments and or dismissal from the Firm and its parent company, KeyCorp.

__________________________________                   _______________________
Signature                                                   Date

__________________________________
Print Name